UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2022

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pluckemin Way, Suite 103

Bedminster NJ 07921

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TYME	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Form Option Agreement

On April 22, 2022, the Company’s compensation committee adopted a new form of Nonqualified Stock Option Agreement (the “Form Option Agreement”) for use in connection with grants of awards to executive officers on or after April 22, 2022 under the Company’s 2015 Equity Incentive Plan (the “Plan”). The Form Option Agreement contemplates time-based vesting, with accelerated vesting upon a Change in Control or, unless otherwise determined by the Company’s Board of Directors, a material transaction resulting from the Company’s strategic evaluation process announced on March 29, 2022 (such transaction, a “Strategic Transaction”) (subject to the recipient’s continued employment through the applicable date or event). The Option Agreement also provides for a 24-month post-termination exercise period in the event the recipient’s employment is terminated for any reason other than death, disability, or for cause.

The foregoing description of the Form Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Form Option Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Retention Agreements

On April 28, 2022, the Company entered into retention agreements with each of its executive officers, including, Richard Cunningham, Frank L. Porfido, Jonathan Eckard and James Biehl (the “Retention Agreements”). The Retention Agreements provide for a retention cash bonus in an amount equal to the officer’s respective bonus for the fiscal year ending March 31, 2023, to be payable within 20 days following the closing of a Change of Control (as defined in the Plan) or a Strategic Transaction (the date of closing of such transaction, the “Closing Date”) on or before March 31, 2023, provided that such officer remains employed as of the Closing Date and, provided, further, that if such officer is terminated without Cause or terminates the officer’s employment for Good Reason (as such terms are defined in each officer’s respective employment agreement) prior to the Closing Date, such officer will still be entitled to the retention bonus, payable within 20 days following the Closing Date.

The foregoing description of the Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Retention Agreement attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws.

On April 25, 2022, the Board amended and restated the Company’s amended and restated by-laws (the “A&R By-laws”) solely to provide that the holders of shares of capital stock issued and outstanding entitled to vote thereat representing at least one-third (1/3) of the votes entitled to be cast thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business, while prior to the amendment and restatement, a majority of the votes entitled to be cast thereat, present in person or represented by proxy, were required to constitute a quorum.

The foregoing description of the A&R By-laws does not purport to be complete and is qualified in its entirety by reference to the text of the amendment of the A&R By-laws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On April 25, 2022, the Company entered into Indemnification Agreements with certain of its current directors and executive officers (collectively, the “Indemnitees”). The indemnification agreements were authorized by the Board at a regularly scheduled quarterly meeting of the Board. The Indemnification Agreements clarify and supplement indemnification provisions already contained in the Company’s A&R By-laws and, subject to certain exceptions, generally provide that the Company will indemnify the Indemnitees to the fullest extent permitted by applicable law against expenses, judgments, fines and other amounts incurred in connection with their service as a director or officer and also provide for rights to advancement of expenses. Further, under each Indemnification Agreement, the Indemnitee is presumed to have satisfied the applicable standard of conduct under Delaware law required for indemnification, and the Company will have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated By-Laws, effective April 25, 2022.

3.2	Amended and Restated By-Laws, effective April 25, 2022 (marked).

10.1	Form of Nonqualified Stock Option Agreement, adopted on April 22, 2022 under the Tyme Technologies, Inc. 2015 Equity Incentive Plan.

10.2	Form of Indemnification Agreement by and between Tyme Technologies, Inc. and its individual directors and officers.

10.3	Form of Retention Agreement by and between Tyme Technologies, Inc. and certain of its individual officers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: April 28, 2022	By:	/s/ James Biehl
James Biehl, Chief Legal Officer